Exhibit 3(ii)
MARVEL ENTERTAINMENT, INC.
BY-LAWS
(as amended and restated on October 23, 2008)

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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MARVEL ENTERTAINMENT, INC.

By-Laws

(as amended and restated on October 23, 2008)

ARTICLE 1.

OFFICES

Section 1.1. Registered Office. The registered office and registered agent of the Corporation in the State of Delaware shall be as set forth in the Corporation’s Certificate of Incorporation.

Section 1.2. Other Offices. The Corporation may also have an office at such other place or places either within or without the State of Delaware from time to time as the Board of Directors may determine or the business of the Corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place, if any, either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2.2. Annual Meetings. Each annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time.

Section 2.3. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time or from time to time by the Chief Executive Officer or Chairman of the Board, and shall be called at any time or from time to time at the request in writing of a majority of the total number of directors in office. A special meeting shall also be called by the Chief Executive Officer or the Secretary upon the written request of not less than 15% in interest of the Stockholders entitled to vote thereat. At any special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

Section 2.4. Notice of Meetings.

(a) Except as otherwise required by law or the Certificate of Incorporation, written notice (or notice by means of electronic transmission to the extent permitted by law), of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the date of such meeting. Every such notice shall state the date, time and place, if any, of the meeting and, in case of a special meeting, shall state briefly the purpose or purposes thereof.

(b) Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Notice of any adjourned meeting of the stockholders shall not be required to be given except by announcement at the meeting so adjourned or when expressly required by law.

Section 2.5. Quorum.

(a) At each meeting of the stockholders, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of record of a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall be required to constitute a quorum for the transaction of business. Where a separate vote by class or classes or one or more series of a class or classes of stock is required by law or the Certificate of Incorporation for any matter, the holders of a majority in voting power of the issued and outstanding shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy, shall be required to constitute a quorum with respect to a vote on that matter. For purposes of these By-Laws, the term “voting power” shall mean, (a) in the case of matters which do not require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast in the election of directors to the Board of Directors, if all such shares of stock were present at a meeting of the Corporation’s stockholders for the purpose of the election of directors, and (b) in the case of matters which do require a separate vote by class or classes or one or more series of a class or classes of stock, the aggregate number of votes which all of the shares of such class or classes or one or more series of a class or classes of stock, excluding the votes of shares of stock having such entitlement only upon the happening of a contingency, would be entitled to cast on any such matter, if all of the shares of such class or classes or one or more series of a class or classes of stock were present at a meeting of the Corporation’s stockholders for the purpose of stockholder action on such matter.

(b) In the absence of a quorum at any annual or special meeting of stockholders, (i) a majority in voting power of the shares of stock entitled to vote, present in person or represented by proxy, (ii) any person entitled to preside at or act as secretary of such meeting or (iii) in the case of matters requiring a separate vote by any class or classes or one or more series of a class or classes of stock, a majority in voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote, present in person or represented by proxy shall have the power to adjourn the meeting from time to time, if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6. Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law and is a stockholder of record at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law as to such business or nomination. Clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this By-Law and for nominations to be properly brought before a special meeting by a stockholder pursuant to paragraph (b)(ii) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice with respect to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (a)(ii) or paragraph (b)) to the Secretary must:

(A) set forth, as to the stockholder giving the notice and, separately, the beneficial owner, if any, on whose behalf the nomination or proposal is made, the following information (including, in the cases of Clauses (2) through (4), with respect to members of such party’s immediate family sharing the same household), as of the date of such notice:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any;

(2) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such party,

(b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such party and any other direct or indirect opportunity of such party to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation,

(c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such party has a right to vote any shares of any security of the Corporation,

(d) any short interest of such party in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),

(e) any rights to dividends on the shares of the Corporation owned beneficially by such party that are separated or separable from the underlying shares of the Corporation,

(f) any proportionate interest of such party in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and

(g) any performance-related fees (other than an asset-based fee) that such party is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments;

(3) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the nomination or proposal;

(4) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(5) an undertaking to update the information required by clauses (A)(1) through (A)(4) above by notice delivered to the Secretary at the principal executive offices of the Corporation (i) not later than 10 days after the record date for the meeting to disclose any changes (or, if applicable, the absence of any changes) to such information as of the record date and (ii) not later than 7 days before the meeting date to disclose any changes (or, if applicable, the absence of any changes) to such information as of the date 14 days before the meeting date, the provision of such updates being required in order for the original stockholder’s notice to remain in proper form;

(B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business;

(C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

(1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if any of the parties listed below in this subparagraph (C)(2) were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, the listed parties being: the stockholder making the nomination, the beneficial owner, if any, on whose behalf the nomination is made and any affiliate or associate thereof or person acting in concert therewith; and

(D) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by paragraph (d) of this By-Law. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii) Notwithstanding anything in the second sentence of paragraph 2.6(a)(ii) hereof to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law and is a stockholder of record at the time of the special meeting, who is entitled to vote on the election of directors and who complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this By-Law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by paragraph (d) of this By-Law) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General. (i) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this By-Law, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(i)(C) or paragraph (b) of this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-Laws.

(d) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or re-election as a director of the Corporation, any person with respect to whose nomination a notice under paragraph (a)(ii) of this By-Law is required (whether pursuant to paragraph (a)(ii) or paragraph (b)) must deliver (in accordance with the time periods prescribed for delivery of notice under this By-Law) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the written representation and agreement or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the written representation and agreement, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 2.7. Organization and Conduct of Meetings. At each meeting of the stockholders, the Chairman of the Board or his designee in accordance with Section 5.6 hereof or, in their absence, the Chief Executive Officer, or in his absence, the President or any other officer designated by the Board, shall act as chairman of and preside over the meeting, and the Secretary or an Assistant Secretary of the Corporation, or any other person whom the chairman of such meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8. Voting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders or in the case of any written consent of stockholders, and for all other purposes, each holder of record of shares of Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Common Stock standing in such person’s name on the stock transfer records of the Corporation. If no such record date shall have been fixed by the Board, then the record date shall be as fixed by applicable law.

(b) Persons holding a share or shares of stock in a fiduciary capacity shall be entitled to vote the share or shares so held and to consent in writing with respect to such share or shares. If shares of stock stand of record in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares of stock, such persons may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument or order, if any, defining their powers and duties, appointing them, or creating their relationship, and a copy of such instrument or order is furnished to the Secretary of the Corporation along with written notice to the contrary.

(c) Persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

(d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. The provisions of this subsection 2.8(d) are not intended to and do not limit the manner in which a stockholder may authorize another person or persons to act for him as proxy.

(e) At all meetings of the stockholders at which a quorum is present, except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote thereon and present in person or represented by proxy at such meeting, voting as a single class. Except as otherwise provided by the Certificate of Incorporation, where a separate vote by class or classes or one or more series of a class or classes of stock is required for any matter, such matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of each such class or classes or one or more series of a class or classes entitled to vote thereon and present in person or represented by proxy at such meeting, a quorum being present. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, directors shall be elected by the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy and entitled to vote for the election of directors at a meeting at which a quorum is present.

Section 2.9. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 2.10. Inspectors. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.11. List of Stockholders.

(a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.

(b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access is provided with the notice of meeting.

(c) The stock ledger shall be the conclusive evidence as to who are the stockholders entitled to examine the stock ledger, and the list of stockholders required by this Section 2.11, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE 3.

BOARD OF DIRECTORS

Section 3.1. Number of Directors. Subject to the rights of the holders of Preferred Stock, if any, the number of Directors which shall constitute the entire Board of Directors shall be no fewer than five (5) and no greater than fifteen (15). Subject to such limitation, the number of Directors which shall constitute the entire Board of Directors shall be fixed or increased or decreased by resolution of the Board of Directors; provided, that no such decrease shall shorten the term of any incumbent director.

Section 3.2. General Powers.

(a) Except as otherwise provided in the Certificate of Incorporation, the business, property, policies, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) Compensation, Nominating and Corporate Governance, Audit, Finance and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board (i) designate a Compensation Committee to exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, the power to review and recommend to the Board the compensation and benefit arrangements for the officers of the Corporation, the administering of the stock option plans and executive compensation programs of the Corporation, including bonus and incentive plans applicable to officers and key employees of the Corporation, (ii) designate a Nominating and Corporate Governance Committee to exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, the power to recommend to the Board nominees for election as Directors, (iii) designate an Audit Committee to exercise, subject to applicable provisions of laws, the functions regularly administered by committees of such type including, without limitation, (A) to review the professional services and independence of the Corporation’s independent auditors and the scope of the annual external audit as recommended by the independent auditors, (B) to ensure that the scope of the annual external audit by the independent auditors of the Corporation is sufficiently comprehensive, (C) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation’s internal control systems and the results of the Corporation’s internal audits, (D) to review with management and the independent auditors, the Corporation’s annual financial statements, financial reporting practices and the results of each external audit, and (E) to consider the qualification of the Corporation’s independent auditors and to review the relationship between such independent auditors and management, (iv) designate a Finance Committee to exercise, subject to applicable provisions of law, the functions regularly administered by committees of such type including, without limitation, to make recommendations to the Board with respect to the Corporation’s credit arrangements, the issuance of equity and long term debt instruments and other financial matters, and (iv) by resolution similarly adopted, designate one or more other committees. Each committee of the Board shall, consistent with applicable law, consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Compensation Committee, Nominating and Corporate Governance Committee, Audit Committee and Finance Committee (the powers of which are expressly provided for herein or in their respective committee charters), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution for such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. In the event that, and for so long as, there are no duly appointed members, no duly designated alternate members, and no duly appointed replacement members of one (1) or more committees of the Board, the powers and authority that otherwise would be delegated to and exercised by such committee shall be reserved to and exercised by the Board.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.10 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

Each committee of the Board shall report its proceedings to the Board when so requested by the Board. Any such committee shall fix its own rules of procedure, subject to the approval of the Board and the provisions of the Certificate of Incorporation and of these By-Laws.

Section 3.3. Election and Qualifications. Except as otherwise provided in the Certificate of Incorporation, the directors shall be elected by the stockholders at the annual meeting of stockholders. A director need not be a stockholder.

Section 3.4. Classes of Directors. The Board shall be divided into three classes: Class I, Class II and Class III. The classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board shall decide which class shall contain an unequal number of directors. The directors shall be assigned to a class at the time of their election.

Section 3.5. Terms of Office. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal.

Section 3.6. Quorum and Manner of Acting.

(a) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority of the whole Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and the affirmative vote of a majority of the directors present at any meeting of the Board at which a quorum is present shall be required for the taking of any action by the Board. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, a majority of the total number of members of any committee of the Board shall be required to constitute a quorum for the transaction of business at any meeting of such committee, and the affirmative vote of a majority of the members of any committee of the Board present at any meeting of such committee at which a quorum is present shall be required for the taking of any action by such committee.

(b) In the absence of a quorum at any meeting of the Board of Directors or of any committee of the Board, such meeting need not be held; or a majority of the directors or committee members, as the case may be, present thereat or, if no director or committee member be present, the Secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given except by announcement at the meeting at which the adjournment is taken.

Section 3.7. Action by Communications Equipment. The directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8. Offices, Place of Meeting and Records. The Board and any committee of the Board may hold meetings and have an office or offices at such place or places within or without the State of Delaware as the Board or such committee, as the case may be, may from time to time determine. The place of meeting, if any, shall be as from time to time designated by the Board or such committee, as the case may be, or as specified or fixed in the respective notices or waivers of notice thereof, except where no notice of such meeting is required, and except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws.

Section 3.9. Annual Meeting. The Board shall meet for the purpose of organization, the election of principal officers and the transaction of other business, if a quorum be present, immediately following each annual election of directors by the stockholders; or the time and place of such meeting may be fixed by a majority of the total number of directors then in office.

Section 3.10. Regular Meetings. Regular meetings of the Board and committees of the Board shall be held at such places, if any, and at such times as the Board or such committee, as the case may be, shall from time to time determine. Notice of regular meetings need not be given.

Section 3.11. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer or Chairman of the Board or by the Chairman of the Board or Chief Executive Officer at the request of a majority of the total number of directors in office. Special meetings of committees of the Board shall be held whenever called by the chairman of the committee, or by the chairman of the committee at the request of a majority of the members of such committee. Notice of each such meeting shall be mailed to each director or committee member, as the case may be, addressed to him at his usual place of business at least four days before the day on which the meeting is to be held, or shall be sent to him at such place of business by facsimile transmission or other means of electronic transmission, or delivered personally or by telephone not later than 24 hours before the day on which the meeting is to be held. Each such notice shall state the time and place, if any, of the meeting and the purpose or purposes thereof, provided that business transacted at such meeting need not be limited to the purpose or purposes stated in the notice of meeting. Notice of any such meeting need not be given to any director or committee member, as the case may be, however, if waived by him in writing or by electronic transmission, whether before or after such meeting shall be held, or if he shall be present at such meeting other than for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.12. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his absence, a director chosen by a majority of the directors present shall act as chairman of and preside over the meeting. At each meeting of any committee of the Board, the Chairman of the Board, if he be a member of such committee, or in his absence, the member of such committee designated as chairman of such committee by the Board, or in the absence of such designation or such designated chairman, a member of such committee chosen by a majority of the members of such committee present, shall act as chairman of and preside over the meeting. The Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 3.13. Order of Business. At all meetings of the Board of Directors and committees of the Board, business shall be transacted in the order determined by the chairman of such meeting.

Section 3.14. Removal of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, any director or the entire Board may be removed for cause at any time and from time to time, by the affirmative vote or written consent of a majority in voting power of the shares of the capital stock of the Corporation then entitled to vote for the election of directors of the Corporation.

Section 3.15. Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by means of electronic transmission of his resignation to the Board, the Chief Executive Officer, President or Chairman of the Board, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.16. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies on the Board, caused by death, resignation, removal, disqualification, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority action of the remaining directors then in office, even though such number of directors may constitute less than a quorum, and each director so elected to fill any such vacancy or newly created directorship shall hold office until the next election of the class of directors for which such director has been chosen and until his successor shall be duly elected and qualified or until the earlier of his death, resignation, removal or disqualification.

Section 3.17. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board or a committee thereof shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 3.18. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, that is otherwise duly authorized in accordance with the provisions of the Certificate of Incorporation, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE 4.

ACTION BY DIRECTORS’ CONSENT

Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

ARTICLE 5.

OFFICERS

Section 5.1. Number. The principal officers of the Corporation shall be a Chairman of the Board, Chief Executive officer, a President, a Chief Financial Officer, a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.12. Any two or more offices may be held by the same person, except that the office of Secretary shall be held by a person other than the person holding the office of President.

Section 5.2. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.12, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed.

Section 5.3. Removal. Any officer may be removed, either with or without cause, by the action of the Board of Directors.

Section 5.4. Resignation. Any officer may resign at any time by giving notice in writing or by means of electronic transmission to the Board of Directors, or the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5. Vacancies. A vacancy in any office under this Article Five because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Article Five for regular election or appointment to such office.

Section 5.6. Chairman of the Board. The directors may elect one of their members to be Chairman of the Board. The Chairman of the Board, as such, shall be subject to the control of and may be removed by the Board. The Chairman of the Board shall be a director. The Chairman of the Board shall preside at all meetings of the Board and shall preside, or may designate another director or an officer of the Corporation to preside, at all meetings of stockholders. The Chairman of the Board shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board.

Section 5.7. Chief Executive Officer. Subject to the direction of the Board, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general charge and supervision of the business of the Corporation and shall exercise chief executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board or any committee thereof designated by it to so act.

Section 5.8. President. The President shall have general executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer, or any committee of the Board designated by it to so act.

Section 5.9. Chief Financial Officer. The Chief Financial Officer shall maintain or cause to be maintained adequate records of all assets, liabilities, and transactions of the Corporation and adequate internal accounting controls; shall prepare or cause to be prepared such financial statements or reports on the Corporation’s results of operations or financial condition as required by law or directed by the Board; shall insure that adequate audits thereof are currently and regularly made; and shall, in consultation with the Chief Executive Officer or the Chairman of the Board, undertake measures and implement procedures designed to facilitate or further the foregoing. His duties and powers shall, so far as the Chief Executive Officer or the Chairman of the Board may deem practicable, extend to all subsidiary corporations.

Section 5.10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, making proper vouchers for such disbursements, and shall render to the Board or the committee of the Board to which he reports or the stockholders, whenever the Board may require him so to do, a statement of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, he shall perform all the duties as from time to time may be assigned to him by the Board, or by the Chief Executive Officer or Chairman of the Board. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

Section 5.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation and these By-Laws and as required by law; shall be custodian of all corporate records (other than financial records) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, in accordance with, and required by, the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.11 of Article Two of these By-Laws, which shall include the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board, by any committee of the Board designated by it to so act, or by the Chief Executive Officer or Chairman of the Board. The Secretary shall be appointed by the Chief Executive Officer or by the Board of Directors.

Section 5.12. Other Officers. The Corporation may have such other officers, agents, and employees as the Board may designate, including without limitation, one or more Senior or Executive Vice Presidents, one or more Vice Presidents, a Chief Operating Officer, a Senior Legal Officer, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold such office, for such period, have such authority, and perform such duties as the Board, any committee of the Board designated by it to so act, or the Chief Executive Officer or Chairman of the Board may from time to time determine. The Board may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

Section 5.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board or a duly designated and constituted committee thereof duly empowered and authorized so to act, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the Corporation.

ARTICLE 6.

INDEMNIFICATION, ETC.

Section 6.1. Indemnification and Advances of Expenses. To the fullest extent permitted by the General Corporation Law of the State of Delaware (“GCL”), as the same now exists or may hereafter be amended, and, to the extent required by the GCL, only as authorized in the specific case upon the making of a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct prescribed in Sections 145(a) and (b) of the GCL, the Corporation shall indemnify and hold harmless any person who was or is a director or officer of the Corporation from and against any and all liability, loss suffered and expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement that may be imposed upon or incurred by him in connection with, or as a result of, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), in which he is or may become involved, as a party, witness or otherwise, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), whether or not he continues to be such at the time such expenses and judgments, fines and amounts paid in settlement shall have been imposed or incurred. Notwithstanding the preceding sentence, however, the Corporation shall not be required to indemnify such a person who is or was a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such person unless the initiation of such action, suit or proceeding (or part thereof) by such person was specifically authorized by the Board. The right of indemnification provided under this paragraph shall inure whether or not such expenses and judgments, fines and amounts paid in settlement are imposed or incurred based on matters which antedate the adoption of this Article Six. Such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs and legal representatives of such a person.

Expenses (including counsel fees) incurred by a person who is or was a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding in which such person is or may become involved, as a party, witness or otherwise, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall, to the fullest extent not prohibited by law, be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article Six or otherwise.

The rights to indemnification and advancement of expenses provided by this Article Six shall not be deemed exclusive of any other rights which are or may be provided now or in the future under any provision currently in effect or hereafter adopted of these By-Laws, by any agreement, provision of the Certificate of Incorporation, by vote of stockholders, by resolution of directors, by provision of law or otherwise.

Section 6.2. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide to employees and agents of the Corporation who are not directors or officers, to the fullest extent permitted by law, rights to indemnification and advancement of expenses similar to those conferred in this Article Six on directors and officers of the Corporation.

Section 6.3. Repeal or Modification. The provisions of this Article Six relating to indemnification and advancement of expenses constitute a contract between the Corporation and each director or officer of the Corporation who serves in such capacity at any time while those provisions are in effect, whether or not such person continues to serve in such capacity at the time indemnification or advancement is sought. Any repeal or modification of this Article Six, therefore, shall not adversely affect any rights or protection under this Article Six (expressly including rights to advancement of expenses) of any current or former director or officer in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to any act or omission occurring prior to the time of such repeal or modification.

Section 6.4. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who is or was serving at its request as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) shall be reduced by any amount such person actually receives as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

ARTICLE 7.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 7.1. Execution of Contracts. Unless the Board shall otherwise determine, the Chief Executive Officer, President or Chairman of the Board, any Vice President, the Treasurer or the Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board, or any committee designated by it to so act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to so act, and such authority may be general or confined to specific instances. Unless duly authorized so to do by the Certificate of Incorporation or by these By-Laws or by the Board or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 7.2. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless duly authorized by the Board or any committee designated by it to so act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

Section 7.3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board or any committee designated by it to so act.

Section 7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board or any committee designated by it to so act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board or any committee designated by it to so act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board or any committee designated to so act.

Section 7.5. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board or any committee designated by it to so act, the Chairman of the Board, Chief Executive Officer or President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by or respecting such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE 8.

BOOKS AND RECORDS

Section 8.1. Place. The books and records of the Corporation may be kept at such places within or without the state of Delaware as the Board may from time to time determine.

Section 8.2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to a transfer agent of the Corporation an address at which notices of meetings and all other corporate notices and communications may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices and communications may be served upon him by mail, postage prepaid, to him at his post office address last known to the Secretary or to a transfer agent of the Corporation or by transmitting a notice thereof to him at such address by facsimile transmission or other available method.

Section 8.3. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (if permitted) to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting (if permitted), shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (if permitted), when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8.4. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board.

ARTICLE 9.

SHARES AND THEIR TRANSFER

Section 9.1. Certificates of Stock. Shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all class(es) or series of its stock shall be uncertificated shares.  Every holder of record of shares of stock of the Corporation whose shares are represented by a certificate shall be entitled to have a certificate certifying the number of shares owned by him and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board may prescribe. Every such certificate shall be signed by the Chairman of the Board, President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; any and all signatures may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.

Section 9.2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of stock represented by each certificate for shares of stock of the Corporation and each uncertificated share of stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Certificate of Incorporation or law. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board.

Section 9.3. Transfer of Stock. Except as otherwise provided by law or the Certificate of Incorporation, transfers of shares of the stock of the Corporation represented by a certificate shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by proper instruments of transfer; provided, however, that such transfer is subject to any transfer restrictions contained in the Certificate of Incorporation. Uncertificated shares of stock of the Corporation shall be transferred in accordance with applicable law.

Section 9.4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of stock shall be registered. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 9.5. Lost, Destroyed or Mutilated Certificates. The Board may direct a new certificate representing shares of stock to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or give the Corporation a bond in such sum as the Board may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 10.

SEAL

The Board shall adopt and approve a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words and figures “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 11.

FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by resolution of the Board of Directors.

ARTICLE 12.

NOTICE

Section 12.1. Delivery of Notices. Except as otherwise provided in these By-Laws, whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee of the Board or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the

United States mail. Notice may also be given personally or by facsimile transmission, telegram, telex, cable or other means of electronic transmission, when, and to the extent, permitted by applicable law.

Section 12.2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee of the Board or stockholder, a waiver of said notice given in writing or by means of electronic transmission, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 13.

AMENDMENTS

Subject to Section 6.3 of these By-Laws, the Board may adopt, amend or repeal these By-Laws by the affirmative vote of a majority of the Board; provided, however, that Section 2.3 may not be amended or repealed without the affirmative vote of 85% of the outstanding shares entitled to vote for the election of directors. No such amendment may be made unless the By-Laws, as amended, are consistent with the provisions of the General Corporation Law of the State of Delaware and of the Certificate of Incorporation.

ARTICLE 14.

DIVIDENDS

Dividends upon shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board, only in accordance with these By-Laws and the Certificate of Incorporation, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

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